UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2012

AspenBio Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2012, AspenBio Pharma, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Rule 5550(b)(1) requiring the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.

On June 25, 2012, the Company consummated a firm commitment public offering of 6,100,000 shares (the “Shares”) of its common stock, no par value (the “Common Stock”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Representative”), as representative of the several underwriters.  All of the Shares were sold by the Company. The offering price to the public was $2.00 per share. After underwriting discounts and commissions and estimated offering expenses, the Company received net proceeds from the offering of approximately $10.8 million. Under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 45 days, to purchase up to an additional 915,000 shares of Common Stock to cover overallotments, if any, at the same price per share as the Shares.

As contemplated by the Underwriting Agreement, at the closing of this offering, the Representative received warrants (the “Warrants”) to purchase 305,000 shares of Common Stock.  The Warrants will be exercisable from June 19, 2013 to June 19, 2017 and have an exercise price equal to $2.50 per share.

As of the closing of this public offering, the Company believes it has regained compliance with the stockholders’ equity requirement under Nasdaq Rule 5550(b)(1).  The Company notes that Nasdaq will continue to monitor the Company’s ongoing compliance with such stockholders’ equity requirement.  If, at the time the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, the Company is no longer in compliance with Nasdaq Rule 5550(b)(1), it may be subject to delisting from the Nasdaq Capital Market.

Item 8.01  Other Events.

As noted above, on June 25, 2012, the Company consummated a firm commitment public offering of 6,100,000 shares of its Common Stock pursuant to the terms of entered into the Underwriting Agreement.   The Company filed a press release announcing the closing, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1	Specimen Certificate of Common Stock, no par value.

99.1	Press Release of AspenBio Pharma, Inc. titled “AspenBio Pharma Announces Closing of Public Offering of 6,100,000 Shares of Common Stock,” issued June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
June 25, 2012	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer